UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2010

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	0-53424	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania		19104-2867
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On September 15, 2010, FS Investment Corporation (“FSIC”) announced that its Board of Directors (the “Board”) determined to increase the amount of semi-monthly distributions payable to shareholders of record from $0.03125 per share to $0.03185 per share, effective October 1, 2010. Based on FSIC’s current public offering price of $10.40 per share, the expected increase in the semi-monthly distribution amount would result in an increase in the annual distribution yield on FSIC’s common stock from 7.2% to 7.35% per annum.

FSIC also announced that its Board declared two semi-monthly cash distributions of $0.03125 per share each that will be paid on September 30, 2010 to shareholders of record as of September 13, 2010 and September 29, 2010, respectively, and a special one-time cash distribution in an aggregate amount of $300,000 that will be paid on October 29, 2010 to shareholders of record on October 29, 2010.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated September 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: September 15, 2010	By:	/s/ MICHAEL C. FORMAN
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated September 15, 2010.